CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Media Sentiment, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission (the “Report”), We ,  Marian Munz and William White, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/Marian Munz
Name:	Marian Munz
Title:	Principal Executive Officer, Principal Executive Officer and Director
Date:	April 15, 2010

By:	/s/ William White
Name:	William White
Title:	Chief Financial Officer
Date:	April 15, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.